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                                                                  Exhibit 3.11

                           ARTICLES OF INCORPORATION

                                       OF

                            MINNESOTA PRODUCTS, INC.

                                * * * * * * * * *

      The undersigned, being a natural person of the age of twenty-one (21) years or more, acting as incorporator of a corporation under the provisions of the Minnesota Business Corporation Act, being Chapter 301 of Minnesota Statutes, as amended, adopt the following Articles of Incorporation:

                                    ARTICLE I

      The name of this corporation shall be MINNESOTA PRODUCTS, INC.

                                   ARTICLE II

      The period of duration of this corporation shall be perpetual.

                                   ARTICLE III

      The purposes for which this corporation is organized are as follows:

      (a)   General business purposes.

      (b) To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth and to do all other things incidental thereto or connected therewith which are not forbidden by the laws under which this corporation is organized, by other laws, or by these Articles of Incorporation.

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                                   ARTICLE IV

      This corporation shall have all the powers granted to private corporations organized for profit by said Minnesota Business Corporation Act, and in furtherance and not in limitation of the powers conferred by the laws of the State of Minnesota upon corporations organized for the foregoing purposes, the corporation shall have the power:

      (a) To acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities or other evidences of indebtedness of the United States of America, or of any domestic or foreign corporation, and while the holder of such shares, to exercise all the privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do, by the president of this corporation or by proxy appointed by him, unless some other person, by resolution of the Board of Directors, shall be appointed to vote such shares.

      (b) To purchase or otherwise acquire on such terms and in such manner as the By-Laws of this corporation from time to time provide, and to own and hold shares of the capital stock of this corporation, and to reissue the same from time to time.

      (c) When and as authorized by the vote of the holders of not less than a majority of the shares entitled to vote, at a shareholders' meeting called for that purpose or when authorized upon the written consent of the holders of a majority of such shares, to sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property and assets, including its goodwill, upon such terms and for such considerations, which may be money, shares, bonds, or other instruments, as the Board of Directors deems expedient or advisable.

      (d) To acquire, hold, lease, encumber, convey, or otherwise dispose of, either alone or in conjunction with others, real and personal property within or without the state; and to take real and personal property by Will or gift.


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      (e)   To acquire, hold, take over as a going concern and thereafter to carry on, mortgage, sell or otherwise dispose of, either alone or in conjunction with others, the rights, property and business of any person, entity, partnership, association, or corporation heretofore or hereafter engaged in any business, the purpose of which is similar to the purposes set forth in Article III of these Articles of Incorporation.

      (f) To enter into any lawful arrangement for sharing of profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual, or other legal entity, for the carrying on of any business, the purpose of which is similar to the purposes set forth in Article III of these Articles of Incorporation, and, insofar as it is lawful, to enter into any general or limited partnership, the purpose of which is similar to such purposes.

                                    ARTICLE V

      Any agreement for consolidation or merger with one of more foreign or domestic corporations may be authorized by vote of the holders of a majority of the shares entitled to vote.

                                   ARTICLE VI

      The location and post office address of the registered office of this corporation in the State of Minnesota is 707 Degree of Honor Building, St. Paul, Minnesota.

                                   ARTICLE VII

      The aggregate number of shares which this corporation


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shall have authority to issue is 25,000 shares with a par value of $1.00 per share, having an aggregate par value of $25,000, which shall be known as "Common Stock".

      (a) The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends, payable either in cash, in property, or in shares of the capital stock of the corporation.

      (b) The Common Stock may be allotted as and when the Board of Directors shall determine, and, under and pursuant to the laws of the State of Minnesota, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: the dividend rate; the redemption price; the liquidation price; the conversion rights and the sinking or purchase fund rights of shares of any class. The Board of Directors shall also have the power to fix the terms, provisions and conditions of options to purchase or subscribe for shares of any class or classes, including the price and conversion basis thereof, and to authorize the issuance thereof.

      (c) No holder of stock of the corporation shall be entitled to any cumulative voting rights.

      (d) No holder of stock of the corporation shall have any preferential pre-emptive, or other right of subscription to any shares of any class of stock of the corporation allotted or sold, or to be allotted or sold, and now or hereafter authorized, or to any obligations convertible into stock of the corporation of any class, nor any right of subscription to any part thereof.

                                  ARTICLE VIII

      The amount of stated capital with which this corporation


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will begin business will not be less than $1,000.

                                   ARTICLE IX

      Meetings of the shareholders, whether annual or special, shall be held at the registered office of the corporation at such time and date as may be fixed by the By-Laws, or at any other place designated by the Board of Directors pursuant to the By-Laws or consented to in writing by all of the shareholders entitled to vote thereat.

                                    ARTICLE X

      Section 1. The business of this corporation shall be managed by a Board of Directors who shall be elected at the annual meeting of the shareholders, provided, however, that vacancies in the Board of Directors may be filled by the remaining directors and each person so elected shall be a director until his successor is elected at an annual meeting of the shareholders or at a special meeting duly called therefor. A director need not be a shareholder.

      Section 2. The Board of Directors shall have authority to make and alter By-Laws, subject to the power of the shareholders to change or repeal such By-Laws, provided, however, that the Board shall not make or alter any By-Laws fixing the number, qualifications, or term of office of Directors.

      Section 3. The number of directors shall be not less


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than one (1) nor more than seven (7); provided however, that the number of directors shall never be less than three (3) if there are at least three (3) shareholders of the corporation. The names and post office addresses of the first directors of the corporation, whose terms of office shall extend until the first annual meeting of the shareholders, or until their successors are elected and have qualified, are as follows:

                  Honnen S. Weiss        2301 Edgcumbe Road
                                         St. Paul, Minnesota

                  Judd S. Mulally        1205 W. Como Boulevard
                                         St. Paul, Minnesota

                  Terence O'Loughlin     27 Birchwood Lane
                                         White Bear Lake, Minnesota

                                   ARTICLE XI

      The name and post office address of the incorporator of this corporation is Honnen S. Weiss, 2301 Edgcumbe Road, St. Paul, Minnesota.

                                   ARTICLE XII

      (a) No contract or other transaction between the corporation and one or more of its directors, officers or principal stockholders, or between the corporation and any other corporation, firm, association or other entity, in which one or more of such persons are directors or officers, or are financially interested, shall be either void or voidable for that reason alone, or by reason of the fact that one or more interested directors were present at the meeting of the Board, or of a committee thereof, which approved such contract or


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            transaction, or that his or their votes were counted for such purpose:

            (1) If the fact of such common directorship, officership or financial interest was disclosed or known to the Board or committee, and the Board or committee approved such contract or transaction by a vote sufficient for such purpose without counting the vote of any interested or common directors; or

            (2) If such common directorship, officership or financial interest was disclosed or known to the stockholders entitled to vote thereon, and such contract or transaction was approved by vote of the stockholders; or

            (3) If the contract or transaction was fair and reasonable as to the corporation at the time it was approved by the Board, a committee or the stockholders

            Any such common interested directors may be counted in determining the presence of a quorum at the meeting of the Board or of a committee which approves such contract or transaction.

      (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding wherever brought, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corpora-


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            tion and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful.

      (c) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding wherever brought, by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged, be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      (d) To the extent that a director, officer, employee or agent of this corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XII(b) and Article XII(c) hereof, or in defense of any claim, issue or matter therein, he shall


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            be indemnified against expenses, including attorneys' fees actually and reasonably incurred by him in connection therewith.

      (e) Any indemnification under Article XII(b) hereof, unless ordered by a court, shall be made by this corporation only as authorized in the specific case upon a determination that indemnification to the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth in Article XII(b) hereof. Such determination shall be made:

            (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

            (2) If such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs by independent counsel in a written opinion; or

            (3)   By the stockholders.

            Any indemnification under Article XII(c) hereof must be ordered by a court.

      (f) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Article XII(e) hereof upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

      (g) The indemnification provided by this Article XII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No provision made to indemnify directors or officers for the defense of any civil or criminal action or proceeding whether contained in these Articles


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            of Incorporation or in the By-Laws of this corporation, a resolution of the shareholders or directors of this corporation, in agreement or otherwise, nor any award of indemnification by a court shall be valid unless consistent with this Article XII. Nothing herein contained shall affect any rights of indemnification to which corporate personnel, other than directors and officers, may be entitled by contract or otherwise under law.

      (h) This corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, provided that no indemnification shall be made under any policy of insurance for any act which could not be indemnified by this corporation under this Article XII.

      (i) Where court approval is required under this Article XII, it shall be obtained in the manner provided by law. No indemnification, advancement or allowance shall be made under this Article XII where the same is prohibited by law.

                                  ARTICLE XIII

      Any provision contained in these Articles of Incorporation may be amended solely by the affirmative vote of the holders of a majority of the stock entitled to vote.

      IN WITNESS WHEREOF, I have hereunto set my hand this 8 day of September, 1973.

In the presence of:


        /s/ Marvel Ashby
---------------------------------


                                                      /s/ Honnen S. Weiss
                                                 -------------------------------
                                                          Honnen S. Weiss


   /s/ Jean M. [ILLEGIBLE]
---------------------------------


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STATE OF MINNESOTA     )
                       )    ss.
COUNTY OF RAMSEY       )

      On this 8th day of September, 1973, before me, a Notary Public within and for said County, personally appeared Honnen S. Weiss, to me known to be the same person named in the foregoing instrument, and who acknowledged that he executed the same as his free act and deed.


                                                     /s/ Marvel Ashby
                                              ----------------------------------

                                         ---------------------------------------
                                                             MARVEL ASHBY
                                                     NOTARY PUBLIC - MINNESOTA
                                         [SEAL]             RAMSEY COUNTY
                                                  My Comm. Expires Nov. 14, 1979
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                               STATE OF MINNESOTA

                               DEPARTMENT OF STATE

I hereby certify that the within instrument was filed for record in this office on the 13 day of Sept. A.D. 1973, at 8:00 o'clock a.m., and was duly recorded in Book L-41 of incorporations on page 651

                                                          /s/ Arlen L. Erdahl
                                                           Secretary of State

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